UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

ENCORE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(877) 445-4581

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Encore Capital Group, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on July 14, 2009, which announced the appointment of George Lund as Executive Chairman of the Company. As previously disclosed, in connection with Mr. Lund’s appointment as Executive Chairman, the Board of Directors of the Company (the “Board”) agreed to grant Mr. Lund a restricted stock unit award for 100,000 shares of the Company at such time as Mr. Lund achieved certain objectives that were mutually agreed upon with the Board.

Pursuant to the arrangement described in the preceding paragraph, the Company granted Mr. Lund 30,000 fully vested restricted stock units on February 8, 2010. In addition, on June 15, 2010, the Company granted Mr. Lund 70,000 restricted shares of common stock of the Company (the “Restricted Shares”), thereby satisfying the Company’s commitment described in the preceding paragraph. The Restricted Shares will generally vest over a four year period; however, the vesting of the Restricted Shares will accelerate and vest in full upon a change of control and certain terminations of employment or in the discretion of the Compensation Committee. The Restricted Shares were granted pursuant to the Form of Restricted Stock Agreement attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

This Amendment No. 1 is being filed solely to amend item 5.02 of the Current Report on Form 8-K “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” to reflect the modification of the compensatory grant to Mr. Lund.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement by and between George Lund and Encore Capital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date June 17, 2010

/S/ PAUL GRINBERG
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement by and between George Lund and Encore Capital Group, Inc.